                                                            Document No. 3

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                            SALE AND LEASE AGREEMENT

                          dated as of September 1, 1990

                                     between

                          FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION
                                as Owner Trustee,

                                     Lessor

                                       and

                             SOUTHWEST AIRLINES CO.,

                                     Lessee

                            ------------------------

                        One Boeing Model 737-2H4 Aircraft
                                     (N56SW)
                        SOUTHWEST AIRLINES 1990 TRUST III

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            The rights of Lessor under this Sale and Lease Agreement have been assigned to, and are subject to a security interest in favor of, Progress Credit Corporation as Lender under a Security Agreement and Assignment of Leases 56SW dated as of September 1, 1990. This Sale and Lease Agreement has been executed in counterparts. To the extent that this Sale and Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Sale and Lease Agreement may be created through the transfer or possession of any counterpart other than the counterpart that states on its cover that it is the original counterpart. This is not the original counterpart.


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

Section 1.  Definitions .....................................................  1

Section 2.  Sale, Lease and Acceptance ......................................  9

Section 3.  Term and Rent ...................................................  9

             3.1  General ...................................................  9
             3.2  Lease Term ................................................  9
             3.3  Basic Rent ................................................  9
             3.4  Supplemental Rent ......................................... 10
             3.5  Payments .................................................. 10

Section 4. Lessor's Representations and Warranties; DISCLAIMER;
               Certain Agreements of Lessee ................................. 11

             4.1  Lessor's Representations and Warranties; DISCLAIMER ....... 11
             4.2  Certain Agreements of Lessee .............................. 11

Section 5. Return of Aircraft ............................................... 12

             5.1  General Condition upon Return ............................. 12

                  5.1.1  Airworthiness ...................................... 12
                  5.1.2  Free of Liens ...................................... 12
                  5.1.3  Operating Configuration and Condition .............. 12
                  5.1.4  Cleanliness and Operability ........................ 12
                  5.1.5  Parts and Equipment ................................ 12
                  5.1.6  Corrosion Treatment ................................ 12
                  5.1.7    Hush Kits ........................................ 13
                  5.1.8  Other Conditions ................................... 13

             5.2  Return of Other Engines ................................... 13

             5.3  Return at End of Base Lease Term or Renewal Lease Term .... 13

                  5.3.1  Airframe ........................................... 14
                  5.3.2  Engines ............................................ 14


                            SALE AND LEASE AGREEMENT
                                        i
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Section                                                                     Page
-------                                                                     ----

                  5.3.3  Boroscope .......................................... 15
                  5.3.4  Landing Gears ...................................... 15
                  5.3.5  APU ................................................ 15
                  5.3.6  Other Components ................................... 15

             5.4  Financial Adjustments ..................................... 15

                  5.4.1  Airframe ........................................... 15
                  5.4.2  [Intentionally omitted.] ........................... 15
                  5.4.3  Landing Gears ...................................... 16

             5.5  Manuals; Service Bulletins, Etc. .......................... 16
             5.6  Storage upon Return ....................................... 16
             5.7  Failure to Return Aircraft or Engines ..................... 16
             5.8  Aid in Disposition ........................................ 17

Section 6. Liens ............................................................ 17

Section 7. Registration, Operation, Possession, Subleasing and Records ...... 17

             7.1  Registration and Operation ................................ 17

                  7.1.1  Registration ....................................... 17
                  7.1.2  Nameplate .......................................... 18
                  7.1.3  Compliance with Laws ............................... 18
                  7.1.4  Insurance Requirements; Government
                           Requisition; Indemnity ........................... 18

             7.2  Possession ................................................ 19

                  7.2.1  Interchange and Pooling ............................ 19
                  7.2.2  Testing and Service ................................ 19
                  7.2.3  Civil Reserve Air Fleet Program .................... 19
                  7.2.4  Installation of Engines ............................ 20
                  7.2.5  Installation of Engines on Other Airframes ......... 20
                  7.2.6  Pooling of Parts ................................... 20
                  7.2.7  Wet Lease .......................................... 20
                  7.2.8  Sublease to Permitted Air Carriers ................. 20


                            SALE AND LEASE AGREEMENT

Section                                                                     Page
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             7.3  Records and Reports ....................................... 22

                  7.3.1  Records ............................................ 22
                  7.3.2  Information and Reports ............................ 22
                  7.3.3  Financial Information .............................. 23

Section 8.  Maintenance; Replacement and Pooling of Parts; Alterations,
                Modifications and Additions ................................. 23

             8.1  Maintenance ............................................... 23

                  8.1.1  Maintenance Program ................................ 23
                  8.1.2  Compliance with Government Requirements ............ 24

             8.2  Replacement of Parts ...................................... 24
             8.3  Pooling of Parts .......................................... 24
             8.4  Alterations, Modifications and Additions .................. 25

Section 9.  [Intentionally Omitted] ......................................... 26

Section 10. Loss, Destruction, Requisition, Etc. ............................ 26

             10.1  Event of Loss with Respect to Aircraft ................... 26
             10.2  Event of Loss with Respect to an Engine .................. 26

                   10.2.1  Event of Loss .................................... 26
                   10.2.2  Conditions; Lessee's Obligations ................. 27
                   10.2.3  Recordation and Opinions ......................... 28
                   10.2.4  Conveyance; Replacement Engine ................... 28
                   10.2.5  No Reduction of Rent ............................. 28

             10.3  Application of Certain Payments .......................... 28

                   10.3.1  Replacement of Engine ............................ 28
                   10.3.2  Nonreplacement ................................... 28

             10.4  Requisition of Aircraft for Use by
                     Governmental Authorities ............................... 29
             10.5  Requisition of an Engine for Use by
                     Governmental Authorities ............................... 29


                            SALE AND LEASE AGREEMENT

Section                                                                     Page
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             10.6  Application of Payments During Existence of Default ...... 29

Section 11. Insurance ....................................................... 29

             11.1  Public Liability and Property Damage Insurance ........... 29

                   11.1.1  Type, Form and Amount ............................ 30
                   11.1.2  Coverage ......................................... 30
                   11.1.3  Additional Insureds .............................. 30

             11.2  Insurance Against Loss of or Damage to Aircraft
                     and Engines ............................................ 30

                   11.2.1  Type, Form and Amount ............................ 30
                   11.2.2  War-Risk Insurance ............................... 30
                   11.2.3  Certain Requirements ............................. 31

                           11.2.3.1  Additional Insureds .................... 31
                           11.2.3.2  Payment of Proceeds .................... 31
                           11.2.3.3  Waiver of Subrogation .................. 31

                   11.2.4  Deductibles ...................................... 31
                   11.2.5  Government Indemnity ............................. 32

             11.3  General Policy Provisions ................................ 32

                   11.3.1  Primary Insurance ................................ 32
                   11.3.2  Coverage for Each Insured ........................ 32
                   11.3.3  Waiver of Certain Rights ......................... 32
                   11.3.4  Breach of Warranty ............................... 32
                   11.3.5  Notice of Termination or Changes ................. 32
                   11.3.6  Nonliability for Premiums ........................ 33
                   11.3.7  Identity of Insurers ............................. 33

             11.4  Application of Insurance Proceeds ........................ 33
             11.5  Certificates; Reports, Etc ............................... 33
             11.6  Lessor's Right to Maintain Insurance ..................... 34
             11.7  Insurance for Own Account ................................ 34
             11.8  Self-Insurance ........................................... 34


                           SALE AND LEASE AGREEMENT
                                      iv
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Section                                                                     Page
-------                                                                     ----

Section 12. Inspection ...................................................... 35

Section 13. Assignment ...................................................... 35
             13.1  General .................................................. 35
             13.2  Security for Lessor's Obligations ........................ 35

Section 14. Events of Default ............................................... 36

             14.1  Failure To Pay Rent ...................................... 36
             14.2  Specific Defaults ........................................ 36
             14.3  General Default .......................................... 36
             14.4  Misrepresentation and Breach of Warranty ................. 36
             14.5  Bankruptcy, Etc. ......................................... 36
             14.6  Cross Default ............................................ 37

Section 15. Remedies ........................................................ 37

             15.1  Default; Remedies ........................................ 37

                   15.1.1  Return; Repossession ............................. 37
                   15.1.2  Sale, Use, Etc. .................................. 38
                   15.1.3  Certain Liquidated Damages ....................... 38

                           15.1.3.1  Liquidated Damages--
                                         Fair Market Rental Value ........... 38
                           15.1.3.2  Liquidated Damages--
                                         Fair Market Sales Value ............ 38

                   15.1.4  Liquidated Damages upon Sale ..................... 39
                   15.1.5  Rescission and Other Remedies .................... 39

             15.2  Determination of Fair Market Rental Value and
                     Fair Market Sales Value ................................ 40
             15.3  No Waiver, Etc. .......................................... 40

Section 16. Notices ......................................................... 40

Section 17. Net Lease; Lessee's Obligations; No Setoff,
              Counterclaim, Etc. ............................................ 41


                            SALE AND LEASE AGREEMENT
                                       v
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Section                                                                     Page
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Section 18. Renewal Options; Early Termination .............................. 42

             18.1  Renewal Options .......................................... 42
             18.2  Early Termination ........................................ 43
             18.3  Default Purchase Option .................................. 43

Section 19. Successor Owner Trustee ......................................... 43

Section 20. Right to Perform for Lessee ..................................... 44

Section 21. Quiet Enjoyment ................................................. 44

Section 22. Investment of Security Funds; Miscellaneous; Amendment .......... 44

             22.1  Investment of Security Funds ............................. 44
             22.2  Miscellaneous; Amendment ................................. 45

Section 23. Permitted Foreign Air Carriers .................................. 46

Signatures

EXHIBIT A    FORM OF LEASE SUPPLEMENT

EXHIBIT B    PERMITTED FOREIGN AIR CARRIERS

EXHIBIT C    OTHER RETURN CONDITIONS

EXHIBIT D    TERMINATION VALUE SCHEDULE

SCHEDULE 1   LESSOR'S COST


                            SALE AND LEASE AGREEMENT

      THIS SALE AND LEASE AGREEMENT is dated as of September 1, 1990, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement hereinafter referred to ("Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee").

                                    Recitals

      1. Lessee owns the Aircraft.

      2. The parties hereto desire that Lessor purchase the Aircraft from and lease it back to Lessee as hereinbelow provided.

      In consideration of the premises and the mutual agreements herein contained, Lessor and Lessee agree as follows:

      Section 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time, to the extent permitted by, and in accordance with, the terms thereof. For all purposes of this Lease the capitalized terms used but not defined herein are used as defined in the Participation Agreement.

            "Act" means the Federal Aviation Act of 1958, as amended from time to time.

            "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

            "Aircraft" means the Airframe, together with the two Engines (or any Replacement Engine substituted for either of such Engines hereunder), whether or not any of such initial or Replacement Engines may on the Delivery Date or from time to time thereafter be installed on the Airframe or may be installed on any other airframe or on any other aircraft.

            "Airframe" means (i) the Boeing Model 737-2H4 aircraft (excluding Engines or engines from time to time installed thereon) specified in the initial Lease Supplement sold hereunder by Lessee to Lessor, and leased back by Lessor to Lessee, all hereunder and under the initial Lease Supplement, and (ii) any and all Parts so long as the same shall be incorporated in such aircraft and any and all Parts removed from such aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8.


                            SALE AND LEASE AGREEMENT

            "Base Lease Term" means the period commencing on the Base Lease Term Commencement Date and expiring on December 31, 1995.

            "Base Lease Term Commencement Date" means October 1, 1990.

            "Basic Rent" means the rent identified as Basic Rent in and payable pursuant to Section 3.3.

            "Bills of Sale" means the FAA Bill of Sale and the Warranty Bill of Sale.

            "Business Day" means a day on which banks are not required or authorized to close in any of New York City, Dallas, Texas, the State of Florida or Salt Lake City, Utah, or such other city as shall be the situs of the principal office of Owner Participant, Lender, Lessee or Lessor at the time in question.

            "Cards" is defined in Section 5.3.1.

            "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

            "Delivery Date" means the date of the initial Lease Supplement, which date shall be the date on which the Aircraft is delivered by Lessee to, and accepted by, Lessor hereunder and in turn leased back by Lessor to Lessee hereunder, which date shall be a Business Day.

            "DOT" means the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.

            "Engine" means (i) each of the Pratt & Whitney JT8D-9A engines identified by manufacturer's serial number in the initial Lease Supplement subjecting the Aircraft to this Lease, whether or not on the Delivery Date or from time to time thereafter installed on such Airframe or installed on any other airframe or on any other aircraft, and (ii) any Replacement Engine, whether or not from time to time thereafter installed on the Airframe or any other airframe or on any other aircraft, together in each case with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8. Except as otherwise set forth herein, at such time as a Replacement Engine shall be substituted hereunder such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.


                            SALE AND LEASE AGREEMENT

            "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) disappearance or theft of such property or the loss of the use thereof for any reason not covered by any other clause of this definition, including hijacking, for a period of 180 consecutive days or more (unless the location of the property is known and Lessee is diligently pursuing recovery of the property, but in no event beyond the expiration of the Term) or destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property, on the basis of a total loss, or a constructive or compromised total loss; (iii) the confiscation or requisition of use of such property by the Government or any foreign government or any instrumentality or agency thereof for a period in excess of twelve consecutive months or for a period continuing beyond the Term, whichever first occurs; (iv) as a result of any rule, regulation, order or other action by the FAA or other governmental body (including any court) having jurisdiction, the use of such property in the normal course of interstate air transportation of persons or cargo shall have been prohibited for a period of more than six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit normal use by Lessee, and, (A) in the case in which such prohibition shall apply generally to all similar Boeing Model 737-200 series aircraft, if such prohibition is continuing on the last day of the Term, or (B) in all other cases, if such prohibition is continuing on the earlier of the first anniversary of such prohibition and the last day of the Term; (v) the condemnation or requisition of title to such property by the Government or any foreign government or any instrumentality or agency thereof; or (vi) respecting any Engine, any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7.2.1 or any other provision hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. The date of an Event of Loss shall be deemed to be the date of such insurance settlement, loss of use, theft, disappearance, condemnation, confiscation, divestiture, taking or requisition of title or use or prohibition, except that, for the purposes of clauses (i), (iii) and (iv) above, no Event of Loss shall be deemed to have occurred until the expiration of the applicable period referred to therein.

            "FAA" means the Federal Aviation Administration or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

            "FAA Regulations" means the Federal Aviation Regulations issued pursuant to the Act from time to time, or any successor regulations thereto.


                            SALE AND LEASE AGREEMENT

            "Government" means the federal government of the United States of America or any instrumentality or agency thereof.

            "Guarantor" means Cauff, Lippman & Co., Inc., a Florida corporation.

            The term "incorporated in" means incorporated or installed in or attached to or otherwise made a part of.

            "Indemnified Parties" means (i) First Security Bank of Utah, National Association, in its individual capacity and as Owner Trustee, (ii) Owner Participant, (iii) Lender, (iv) the Trust Estate, (v) the respective successors and assigns of the foregoing and (vi) the respective officers and directors of the foregoing.

            "Interim Lease Term" means the period from the Delivery Date to and including September 30, 1990.

            "Lease", "this Lease", "this Agreement", "hereby", "herein", "hereof", "hereunder" or other like words mean this Sale and Lease Agreement, including without limitation supplementation hereof by one or more Lease Supplements.

            "Lease Default" means any event or condition which, with notice or lapse of time or both, would constitute a Lease Event of Default.

            "Lease Event of Default" is defined in Section 14.

            "Lease Period" means each three-month period commencing on October 1, January 1, April 1 and July 1, as the case may be, during the Term.

            "Lease Supplement" means a supplement to this Lease, in the case of the initial such supplement substantially in the form attached as Exhibit A hereto, subjecting the Aircraft or other property to this Lease.

            "Lender" means Progress Credit Corporation, a Florida corporation, and its successors and assigns.

            "Lessee" means Southwest Airlines Co., a Texas corporation, and its permitted successors or assigns.

            "Lessor" means Owner Trustee.

            "Lessor's Cost" for the Aircraft means the amount identified as such in Schedule I hereto.


                            SALE AND LEASE AGREEMENT

            "Lessor Liens" means Liens of any Person claiming by, through or under Lessor, First Security Bank of Utah, National Association, in its individual capacity, or Owner Participant which arise as a result of (i) claims against any such Person not related to the transactions contemplated by the Operative Agreements (it being understood that, for purposes of this clause (i), incurrence of any Successor Indebtedness to refund or refinance debt represented by the Note is deemed to be a transaction contemplated by the Operative Agreements), (ii) any act or omission of any such Person which is not related to the transactions contemplated by the Operative Agreements, or is in violation of any of the express terms of any of the Operative Agreements, (iii) Taxes or Losses imposed against or incurred by any such Person for which Lessee is not obligated to indemnify pursuant to the Participation Agreement, or (iv) claims against any such Person arising out of any transfer by such Person in violation of the express terms of the Operative Agreements.

            "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest, or any claim or exercise of rights, affecting the title to or any interest in property.

            "Maintenance Program" is defined in Section 8.1.1.

            "Manufacturer" means The Boeing Company, a Delaware corporation, or any Affiliate thereof whose obligations are guaranteed by The Boeing Company, and their respective successors and assigns.

            "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Person providing such certificate.

            "Operative Agreements" means this Agreement, the Guaranty, each Lease Supplement, the Participation Agreement, the Mortgage, the Loan Agreement, the Note, the Trust Agreement, the Bills of Sale, and the Tax Indemnification Agreement, including any consents included in or attached to any thereof.

            "Overdue Rate" means 3% in excess of the interest rate publicly announced in New York City from time to time by Citibank, N.A. as its prime or base lending rate, but in no event to exceed the maximum rate permitted by applicable law. Any interest payable hereunder at the Overdue Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

            "Owner Participant" means CL Aircraft XXXII, Inc., a Florida corporation, and its successors and permitted assigns.


                            SALE AND LEASE AGREEMENT

            "Owner Trustee" means First Security Bank of Utah, National Association, not in its individual capacity but solely as trustee under the Trust Agreement, and any successor, separate or additional Owner Trustee thereunder.

            "Participants" means Owner Participant and Lender and their respective successors and permitted assigns.

            "Participation Agreement" means the Participation Agreement, dated as of September 1, 1990, among Lessee, Lender, Guarantor, Owner Participant, and Lessor.

            "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) any severable items leased by Lessee from a third party (other than Lessor)) which may from time to time be incorporated in the Airframe or any Engine (and "Part" means any of the foregoing) or, so long as title thereto shall remain vested in Lessor in accordance with Section 8.2, after removal therefrom.

            "Permitted Foreign Air Carrier" means any "foreign air carrier" (as defined in the Act) listed on Exhibit B hereto (as the same may be modified from time to time in accordance with Section 23) or any successor of any such air carrier, which carrier or successor is not in any case, at the time a Permitted Sublease is (or is proposed to be) entered into, the subject of bankruptcy, reorganization or similar proceedings.

            "Permitted Lien" means any Lien referred to in clauses (a) through
(g) of Section 6.

            "Permitted Sublease" means a sublease permitted under Section 7.2.8.

            "Permitted Sublessee" means the sublessee under a Permitted
Sublease.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Renewal Rent" means the rent payable in respect of a Renewal Term determined pursuant to Section 18.1.


                            SALE AND LEASE AGREEMENT

            "Renewal Term" means any of the successive periods of integral multiples of two years each but not more than six years in the aggregate which follow the end of the Base Lease Term with respect to which Lessee shall have exercised its option pursuant to Section 18.

            "Rent" means Basic Rent, Renewal Rent and Supplemental Rent.

            "Rent Payment Date" means each December 31, March 31, June 30 and September 30 during the Term, commencing September 30, 1990.

            "Replacement Engine" means a Pratt & Whitney JT8D-9A engine (or an improved model engine suitable for installation and use on the Airframe and fully compatible with the other Engine or engine installed thereon) which shall have been substituted for an Engine leased hereunder pursuant to Section 5.2 or 10.2.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stipulated Loss Value" means (i) $12,100,000.00 during the Base Lease Term and (ii), during any Renewal Lease Term, such amount as shall be calculated in accordance with Section 18.1, in each case as adjusted pursuant to
Section 13 of the Participation Agreement.

            "Supplemental Rent" means, without duplication, all amounts, liabilities and obligations (other than Basic Rent or Renewal Rent) which Lessee assumes or agrees to pay to Lessor or any other Person hereunder, under the Participation Agreement or any of the other Operative Agreements, including, without limitation (i) Stipulated Loss Value and Termination Value payments,
(ii) all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Participation Agreement and (iii) all amounts required to be paid pursuant to Section 3.4.

            "Tax Indemnification Agreement" means the Tax Indemnification Agreement, dated as of September 1, 1990, between Owner Participant and Lessee.

            "Term" means the term for which the Aircraft is leased pursuant to
Section 3 hereof and shall include the Interim Lease Term, Base Lease Term and any Renewal Term.

            "Termination Value" means the greater of (i) the sum of (A) the amount set forth in Exhibit D hereto opposite the Rent Payment Date as of which Termination Value is being determined and paid plus (B) such amount of Lessee's Actual Cost and the Purchase Price as Owner Participant shall have paid pursuant to Section 13 of the Participation Agreement, or (ii) the amount of indebtedness represented by the Note or


                            SALE AND LEASE AGREEMENT
any Successor Indebtedness (including interest accrued thereon) on such Rent Payment Date plus any other amount due and payable to Lender under any Operative Agreement.

            "Transfer" means, with respect to any Person, to transfer, by bill of sale or otherwise, all such Person's right, title and interest in and to the Aircraft, Airframe or any Engine, as the case may be, to another Person on an "as is, where is" basis, free and clear of any Lessor Lien but otherwise without recourse, representation or warranty, express or implied, and including an express disclaimer of warranties, representations and guarantees in a manner comparable to that set forth in Section 4.1.

            "Trust Agreement" means the Trust Agreement, dated as of September 1, 1990, between Owner Participant and First Security Bank of Utah, National Association, in its individual capacity.

            "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

            "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "U.S. Air Carrier" means any United States air carrier (i) as to which there is in force a certificate issued pursuant to Section 401 of the Act,
(ii) as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as a United States air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof and (iii) which, in any case, at the time a Permitted Sublease is (or proposed to be) entered into, is not the subject of proceedings under the Federal Bankruptcy Code of 1978, as amended.

            "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Act for the performance by such employees of similar functions within the United States of America (it being understood that cabin attendants need not be regular employees of Lessee), (ii) shall be maintained by Lessee in accordance with its Maintenance Program and (iii) shall be and remain, in the hands of such third party, subject to all other terms and conditions of this Lease.


                            SALE AND LEASE AGREEMENT

      Section 2. Sale, Lease and Acceptance.

            (a) Lessor, subject to satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement and the concurrent acceptance hereunder by Lessee of the Aircraft, hereby agrees, to the extent that the funds received by it pursuant to Section 2 of the Participation Agreement are adequate for the purpose, to purchase at a purchase price equal to Lessor's Cost and to accept delivery on the Delivery Date from Lessee hereunder and to lease back to Lessee hereunder, and Lessee hereby agrees, expressly for the direct benefit of Lessor and Owner Participant to sell to Lessor and to lease back from Lessor hereunder on the Delivery Date, the Aircraft, which shall have been accepted by Lessor and Lessee hereunder as evidenced by the execution by Lessor and Lessee of the Lease Supplement conveying to Lessor and leasing to Lessee the Aircraft hereunder; provided, however, that Lessor and Lessee shall have no further obligation hereunder with respect to the Aircraft if the Delivery Date shall not have occurred on or before September 28, 1990. The purchase price of the Aircraft shall be paid by Lessor to Lessee on the Delivery Date in the manner specified in Section 3 of the Participation Agreement.

            (b) Lessor hereby authorizes each of Gary C. Kelly, John D. Owen and Laura Wright, all of whom are employees of Lessee, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft from Lessee pursuant hereto. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, also irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement.

      Section 3. Term and Rent.

            3.1 General. Except as otherwise provided herein, the Term for the Aircraft shall commence on the Delivery Date specified in the initial Lease Supplement and shall terminate as herein provided.

            3.2 Lease Term. Except as provided herein, the Aircraft shall be leased hereunder for the Interim Lease Term, the Base Lease Term and the Renewal Terms, if any.

            3.3 Basic Rent. Lessee hereby agrees to pay to Lessor Basic Rent with respect to the Aircraft, in arrears, on each Rent Payment Date, in the amount of $432,000; provided that (i) on the first Rent Payment Date (September 30, 1990), only Basic Rent in the amount of $4,800 per each day elapsed during the Interim Lease Term shall be due and (ii), if Lessee shall exercise its option under Section 18.2 or 18.3, then the installment


                            SALE AND LEASE AGREEMENT
of Basic Rent (or Rent, as the case may be) due on such early termination date shall be reduced by $4,800 per day (or in the case of Renewal Rent, by the quotient of the quarterly installment thereof divided by 90) for each day the final Lease Period has been foreshortened.

            3.4 Supplemental Rent. Lessee also agrees to pay (or cause to be paid) to Lessor, or to whomsoever shall be entitled thereto, all Supplemental Rent with respect to Stipulated Loss Value when and as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or such other relevant period as may be provided in any Operative Agreement. Lessee will also pay to Lessor, or to whomsoever shall be entitled thereto, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Rate on any part of any installment of Basic Rent or Renewal Rent not paid when due for any period from and including the date on which the same was due to but excluding the date of payment in full and (to the extent permitted by applicable law) on any payment of Supplemental Rent not paid when due to Lessor, or to whomsoever shall be entitled thereto, as the case may be, for the period from the date on which the same was due to but excluding the date of payment in full. The expiration or other termination of Lessee's obligation to pay Basic Rent or Renewal Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

            3.5 Payments. Payments of Rent and any and all other payments payable to Lessor hereunder shall be paid in funds of the United States of America which shall be immediately available not later than noon, New York City time, on the date due, to Owner Participant's account set forth in Schedule I to the Participation Agreement, or as otherwise directed by Owner Participant in writing at least five Business Days prior to the date such payment is due; provided, however, that so long as Lessee shall not have received such five Business Days' prior written notice of the fact that the Mortgage shall have been terminated, Lessor hereby directs and Lessee agrees, that, unless Lender shall otherwise direct in writing, all Rent payable to Lessor and assigned to Lender pursuant to the Mortgage shall be paid prior to noon, New York City time, on the due date thereof directly to Lender by wire transfer to First Union National Bank of Florida, Jacksonville, Florida (ABA No. 063-000-021), for the account of Progress Credit Corporation (account no. 175-003-956-35), with reference to Southwest N56SW Interest. Except as otherwise expressly provided herein, whenever any payment of Rent or other payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.


                            SALE AND LEASE AGREEMENT

      Section 4. Lessor's Representations and Warranties; DISCLAIMER; Certain Agreements of Lessee.

            4.1 Lessor's Representations and Warranties; DISCLAIMER. LESSEE EXPRESSLY AGREES TO TAKE THE AIRCRAFT "AS IS". NEITHER LESSOR (INDIVIDUALLY OR AS OWNER TRUSTEE) NOR OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that First Security Bank of Utah, National Association, in its individual capacity (i) represents and warrants that on the Delivery Date Lessor shall have received whatever title thereto as was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens attributable to it,
(iii) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any other portion of the Trust Estate, and (iv) represents and warrants that it is a "citizen of the United States" as defined in Section 101(16) of the Act and agrees that if at any time a responsible officer in its Corporate Trust Department shall obtain actual knowledge that it has ceased to be a "citizen of the United States" within the meaning of Section 101(16) of the Act it will promptly resign as Owner Trustee, effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. Lessor covenants that during the Term (so long as no Lease Event of Default shall have occurred and be continuing) it will not, through its own actions or breaches of any of its obligations under the Operative Agreements, interfere or cause any interference in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

            4.2 Certain Agreements of Lessee. All obligations of Lessee in this Lease shall be done, performed or complied with at Lessee's cost and expense, whether or not so expressed, unless otherwise expressly stated. Lessee hereby agrees with Lessor for the benefit of Owner Participant that it shall perform the agreements, covenants and indemnities set forth in the Participation Agreement (including, without limitation, Sections 8.1 and 8.2 of the Participation Agreement) which are incorporated herein, and hereby restates Lessee's representations and warranties set forth in the Participation Agreement,


                            SALE AND LEASE AGREEMENT
as fully and to the same extent and with the same force and effect as if set forth in full in this Section 4.2.

      Section 5. Return of Aircraft.

            5.1 General Condition upon Return. Subject to Section 10, upon the expiration or termination of this Lease, Lessee will cause the Aircraft, if then not registered in the name of Lessor with the FAA for any reason, to be reregistered in the name of Lessor with the FAA and will return the Aircraft to Lessor by delivering the same at any location in the continental United States selected by Lessee at which Lessee has maintenance facilities (and Section 5.6 shall apply). All costs associated with the return flight shall be for the account of Lessee. At the time of such return, the Airframe and Engines or engines installed thereon:

                  5.1.1 Airworthiness. Subject to the exception described in clause (iii) of Section 8.1.1, shall be duly certificated as an airworthy aircraft by the FAA under Part 121 of the Federal Aviation Regulations or any successor provision;

                  5.1.2 Free of Liens. Shall be free and clear of all Liens except Lessor Liens and Liens arising by, through or under Lender;

                  5.1.3 Operating Configuration and Condition. Shall be in a configuration suitable for operation in regularly scheduled commercial airline passenger service in the United States and in the same configuration as a majority of the remainder of all 737-200 series aircraft operated by Lessee, shall be in compliance with the Maintenance Program and shall be in as good operating condition as on the Delivery Date, ordinary wear and tear and changes and alterations made by Lessee as permitted under Section 8.4 hereof or Section 13 of the Participation Agreement excepted. All Lessee or Permitted Sublessee exterior or interior insignia, logos or markings, as the case may be, shall have been painted over in matching colors in a workmanlike manner;

                  5.1.4 Cleanliness and Operability. Shall be clean by United States commercial airline operating standards with all systems and components operable;

                  5.1.5 Parts and Equipment. Shall have installed thereon the Engines identified in the initial Lease Supplement, as well as all Parts installed thereon at the commencement of the Term, or replacements therefor made in accordance with the terms of this Lease;

                  5.1.6 Corrosion Treatment. Shall comply with the corrosion prevention procedures to the extent set forth in the Maintenance Program;


                            SALE AND LEASE AGREEMENT

                  5.1.7 Hush Kits. Shall be fitted with a hush kit, if a Stage III Upgrade shall have occurred and the Owner Participant shall have financed such upgrade pursuant to the provisions of Section 13.4 of the Participation Agreement; and

                  5.1.8 Other Conditions. Shall otherwise be in the condition set forth in Exhibit C hereto.

            5.2 Return of Other Engines. In the event that any engine not owned by Lessor shall be installed on the Airframe returned in accordance with Section 5.1, such engine shall be a Pratt & Whitney JT8D-9A engine (or an improved model engine fully compatible with the other Engine or engine installed on the Airframe). At the time of such replacement, such engine shall have performance and durability characteristics and a value, condition and utility at least equal to the Engine it replaced hereunder, assuming such Engine was maintained in accordance with the requirements of this Lease, and at the time the Airframe is returned shall fully comply with all the requirements of this Lease, including this Section 5, which are applicable to Engines. Upon return of the Aircraft, Lessee shall duly convey to Lessor good title to any such replacement engine, free and clear of all Liens except Lessor Liens and Liens arising by, through or under Lender; and, upon such conveyance and as a condition thereto, Lessee will
(a) furnish Lessor with a full warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to each such replacement engine, together with an opinion of counsel to the effect that such bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such replacement engine is free and clear of all Liens except Lessor Liens and Liens arising by, through or under Lender, and (b) take such other action as Lessor may reasonably request in order that title to such replacement engine may be duly and properly vested in Lessor to the same extent as the Engine replaced thereby. Upon compliance by Lessee with the foregoing, Lessor will, so long as no Lease Event of Default has occurred and is continuing, Transfer to Lessee any Engine not installed on the Airframe at the time of return, free and clear of all Liens, including Lessor Liens.

            5.3 Return at End of Base Lease Term or Renewal Lease Term. Upon return of the Aircraft at the expiration or termination of this Lease, Lessee shall have caused all FAA Airworthiness Directives applicable to the Aircraft and all mandatory service bulletins from Manufacturer and the manufacturer of the Engines or any engine then installed on the Airframe (in compliance with Section 5.2) applicable to the Aircraft to have been complied with (except for any such FAA Airworthiness Directives and bulletins that permit compliance after the return date and would not, in the normal course of the Maintenance Program, be complied with on or prior to the return date). Lessee shall have treated the Aircraft, including without limitation, with respect to maintenance, additions and modifications, during the Term, similarly to all other Boeing 737-200 aircraft in its fleet.


                            SALE AND LEASE AGREEMENT

      At the request of Lessor delivered to Lessee not more than 30 days prior to the end of the Term, the Aircraft shall be check flown by Lessee (or any Permitted Sublessee) at Lessee's expense using qualified flight personnel, for not more than two hours, on a non-commercial flight, for the purpose of demonstrating to Lessor the satisfactory operation of the Aircraft and its equipment and systems; provided, however, that such check flight shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Permitted Sublessee). Up to five of Owner Participant's designees or representatives may participate in such flight as observers. The form of test flight procedure to be followed shall be in accordance with Lessee's normal test flight procedure, and the test flight may be a return delivery flight. The Aircraft shall be check flown only once pursuant to the provisions of this Section 5.3, unless further check flights are required in order to verify the correction of any discrepancy or malfunction detected in such first check flight, in which case a second check flight shall be performed in accordance with the procedures set forth herein solely in order to verify such correction.

      At redelivery of the Aircraft to Lessor hereunder, the following specific requirements shall be met by Lessee or, in lieu thereof, Lessee shall compensate Lessor therefor, as specifically provided for in this Section:

                  5.3.1 Airframe. (I) At least 40% of the time (or cycles, if applicable) shall remain before the next required performance of each structural work task card (the "Cards") (or the then equivalent under Lessee's Maintenance Program) (it being understood that, as used herein, "Cards" refers to the heaviest airframe check currently used under Lessee's Maintenance Program), and all Cards currently performed on a sampling basis under the Maintenance Program shall have been fully accomplished without regard to any sampling then permitted under the Maintenance Program, (II) Lessee shall have performed a complete "C" check or its equivalent (all phases) on the Airframe no more than 200 flight hours prior to its return to Lessor (and Lessee shall have corrected to the Lessor's reasonable satisfaction any deficiencies discovered during such check, and will not have deferred any maintenance discrepancies), and (III) Lessee shall have completed a complete "B" ("B1" and "B2") check immediately prior to redelivery;

                  5.3.2 Engines. Every ESV-1 Engine shall have no more than 4,000 hours or cycles since its last ESV-1. Each ESV-2 Engine shall have no more than 6,000 hours or cycles since its last ESV-2. No life limited component of an Engine shall have less than 3,000 hours or cycles remaining until its next required replacement. For the purposes of this Section, an ESV-1 Engine shall be an Engine or engine installed on the Airframe (in compliance with Section 5.2) whose last engine service visit (or the equivalent under the Maintenance Program) was an ESV-1, and an ESV-2 Engine shall be an Engine


                            SALE AND LEASE AGREEMENT
or engine installed on the Airframe (in compliance with Section 5.2) whose last engine service visit (or the equivalent under the Maintenance Program) was an ESV-2;

                  5.3.3 Boroscope. The hot section of each Engine or engine installed on the Airframe (in compliance with Section 5.2) shall be inspected by boroscope at Lessee's expense and any defects which are outside the manufacturer's recommended limitations shall be corrected such that they are brought within such limitations;

                  5.3.4 Landing Gears. The landing gears shall have a minimum of 40% of the time remaining on each of the main and nose gears until the next scheduled shop visit or retirement, as the case may be;

                  5.3.5 APU. The auxiliary power unit shall not have more than 2,500 hours since the last "hot section" inspection; and

                  5.3.6 Other Components. All time-controlled components and life-limited components, other than engines, landing gear and auxiliary power units, shall have a minimum of 3,000 hours or twelve months (unless one-half of the allowable hours or months, as the case may be, permitted between shop visits or replacements is actually less than 3,000 hours or twelve months, in which case one-half of such allowable hours or months) remaining to the next scheduled shop visit or replacement.

            5.4 Financial Adjustments. In the event that the conditions described in Sections 5.3.1 and 5.3.4 are not met, Lessee may elect, as to any or all of such conditions (a) to perform the work necessary to conform the Aircraft to the required condition or (b) to make a financial adjustment between Lessee and Lessor pursuant to this provision, provided that in no event shall the Aircraft or any landing gear be returned with less than 25% of the allowable hours or cycles, as appropriate, remaining between Cards (with respect to the Aircraft) or until the next scheduled shop visit (with respect to the landing gears):

                  5.4.1 Airframe. In the event that the Airframe is returned to Lessor with less than 40% but more than 25% of the allowable hours (or cycles, if applicable) between Cards as provided in Section 5.3.1, then Lessee shall pay to Lessor on the date the Term ends an amount determined by multiplying the difference between the actual number of hours (or cycles, if applicable) remaining to the next Cards and 40% of the allowable hours (or cycles, if applicable) between Cards times the cost to Lessee of having another Person perform such Cards.

                  5.4.2 [Intentionally omitted.]


                            SALE AND LEASE AGREEMENT

                  5.4.3 Landing Gears. In the event that any of the landing gears is returned to Lessor with less than 40% but more than 25% of the cycles remaining until the next scheduled shop visit as provided in Section 5.3.4 above, then Lessee shall pay to Lessor on the date the term ends an amount computed by multiplying the difference between the actual number of cycles remaining to the next scheduled shop visit for such gear and 40% of the allowable cycles between shop visits times the cycle rate for the nose gear or the main gear, as the case may be. For purposes of this Section 5.4.3, the term "cycle rate" shall be deemed to be the cost that Lessee is paying to third parties at the time the Aircraft is returned under Section 5.3 for overhauling a nose gear or a main gear, as the case may be, divided by the number of cycles permissible between such overhauls under the Maintenance Program.

      At the end of the Term the Lessee shall furnish Lessor with an Officer's Certificate setting forth the hours and cycles remaining on the Engines or engines installed on the Airframe (in compliance with Section 5.2), the landing gear and the Airframe.

            5.5 Manuals; Service Bulletins, Etc. Upon return of the Aircraft at the expiration or termination of this Lease, Lessee shall deliver or cause to be delivered to Lessor (in English) all logs, manuals, drawings and data and inspection, modification and overhaul records in respect of the Aircraft required to be maintained under applicable rules and regulations of the FAA, updated through the date of return. All "no-charge" service bulletin kits received by or on behalf of Lessee from Manufacturer, engine manufacturer or vendors for the Aircraft and Engines or engines and not incorporated therein shall be returned at no charge to Lessor as cargo on board the Aircraft at the time of its return. At the time the Aircraft is returned, Lessor shall have the option to purchase from Lessee, at Lessee's cost therefor, any "charge" service bulletin kits purchased by Lessee which have not been incorporated in the Aircraft. All such items shall thereupon become the property of Lessor.

            5.6 Storage upon Return. Upon written request of Lessor received by Lessee at least 10 days prior to its return of the Aircraft at the expiration or termination of this Lease, Lessee will provide free parking facilities for the Aircraft for a period not exceeding 30 days following return thereof by Lessee at the location of return pursuant to Section 5.1; provided that such storage shall be at Lessor's risk and any expenses in connection with such storage (other than parking charges) shall be paid by Lessor, including the cost of any insurance therefor.

            5.7 Failure to Return Aircraft or Engines. If Lessee shall, for any reason whatsoever, fail to return the Aircraft or any Engine at the time specified herein, the obligations of Lessee as provided in this Lease (including the obligation to pay Rent on the same basis as that applicable immediately prior to such failure) shall continue in effect with respect to the Aircraft or such Engine until the Aircraft or such Engine is returned


                            SALE AND LEASE AGREEMENT
to Lessor; but this Section 5.7 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or such Engine in accordance with the requirements of this Lease or constitute a waiver of a Lease Default or Lease Event of Default.

            5.8 Aid in Disposition. Lessee agrees that, during the Term (and during any storage period) it will cooperate in all reasonable respects with any efforts of Lessor to lease or sell the Aircraft, including without limitation (subject to the provisions of Section 12) permitting potential lessees or purchasers to inspect the Aircraft and the records relating thereto.

      Section 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe or any Engine, title thereto or any interest therein or in this Lease except: (a) the respective rights of the parties to the Operative Agreements;
(b) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7.2 and 8.3; (c) Lessor Liens; (d) liens for taxes, assessments or other governmental charges either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, the Airframe or any Engine or any interest therein; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet due or not overdue for a period of more than 30 days or is being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such Liens do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, the Airframe or any Engine or any interest therein; (f) Liens arising out of any judgment or award against Lessee, unless the judgment secured shall not, within 45 days after entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the execution of such stay; and (g) any other Lien with respect to which Lessee shall have provided a bond or other security adequate in the reasonable judgment of Lessor. Lessee will promptly take (or cause to be taken) such action at its own expense as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

      Section 7. Registration, Operation, Possession, Subleasing and Records.

            7.1 Registration and Operation.

                  7.1.1 Registration. Lessee shall forthwith upon the delivery of the Aircraft hereunder cause the Aircraft to be duly registered and at all times thereafter to


                            SALE AND LEASE AGREEMENT
remain duly registered in the name of Lessor with the FAA pursuant to and as permitted by the Act (it being understood that Lessee shall not be required to comply with this covenant to the extent that First Security Bank of Utah, National Association's or Owner Participant's failure to comply with its covenant set forth in Section 6.3.1.5 or Section 6.2.5, respectively, of the Participation Agreement with regard to its citizenship makes such compliance by Lessee impossible).

                  7.1.2 Nameplate. As soon as practicable after the Delivery Date, Lessee agrees to affix and thereafter to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate and on each Engine a nameplate bearing the inscription "OWNED BY AND LEASED FROM FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, OWNER AND LESSOR" and, so long as the Mortgage shall remain in effect, "SUBJECT TO A SECURITY INTEREST IN FAVOR OF PROGRESS CREDIT CORPORATION, MORTGAGEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or Lender, upon receipt of written notice from Lessor to such effect). Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership or Lien; provided that nothing herein contained shall prohibit Lessee (or any Permitted Sublessee) from placing its customary colors and insignia on the Airframe or any Engine or displaying information concerning the registration or manufacture of the Aircraft, the Airframe, any Engine or Part.

                  7.1.3 Compliance with Laws. Lessee agrees that it will not use or operate the Aircraft, the Airframe or any Engine in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to the Aircraft, the Airframe or any Engine issued by any such authority, except to the extent Lessee is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft.

                  7.1.4 Insurance Requirements; Government Requisition; Indemnity. Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or permit any Permitted Sublessee to operate, use or locate the Aircraft, the Airframe or any Engine, (i) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition by the Government where Lessee obtains indemnity (backed by the full faith and credit of the United States of America) in lieu of such insurance from the Government against the risks and in the amounts required by
Section 11 covering such area, or (ii) in any area where maintenance of war-risk insurance is required by Section 11 unless fully covered by war-risk insurance satisfying the terms of Section 11, or unless the Aircraft, the Airframe or such Engine is operated or used under


                            SALE AND LEASE AGREEMENT
contract with the Government under which contract the Government assumes liability (backed by the full faith and credit of the United States of America) in an amount not less than the amount of insurance otherwise required by Section 11 for any damage, loss, destruction or failure to return possession of the Aircraft, the Airframe or such Engine at the end of the term of such contract or for injury to persons or damage to property of others, or (iii) with respect to any sublease to a Permitted Foreign Air Carrier, in any area referred to in subclause (3)(iv) of Section 7.2.

            7.2 Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, that, so long as no Lease Event of Default shall have occurred and be continuing, and so long as Lessee shall comply with the provisions of Section 11, and all FAA approvals required for such purposes have been obtained, Lessee may, without such prior written consent:

                  7.2.1 Interchange and Pooling. Subject or permit any Permitted Sublessee to subject (i) the Aircraft, Airframe or any Engine to normal interchange agreements customary in the United States domestic airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of its business, and (ii) any Engine to pooling agreements or arrangements customary in the airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of its business; but in either case (A) no transfer of the registration of the Airframe or any Engine shall be effected in connection therewith and the terms of this Lease and the Participation Agreement shall be observed, and (B) no such agreement or arrangement shall contemplate or require the transfer of title to the Aircraft, Airframe or any Engine and if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect thereto and Lessee shall comply with Section 10.2 hereof;

                  7.2.2 Testing and Service. Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe or any Engine or Part, to the manufacturer thereof for testing or other similar purposes, or to any organization for service, repair, maintenance or overhaul work on the Aircraft, Airframe or any Engine or Part, or for alterations or modifications in or additions to the Aircraft, Airframe or any Engine to the extent required or permitted by the terms of Section 8.4;

                  7.2.3 Civil Reserve Air Fleet Program. Transfer or permit any Permitted Sublessee, if required by law to do so, to transfer possession of the Aircraft, Airframe or any Engine to the Government pursuant to the Civil Reserve Air Fleet Program administered pursuant to Executive Order No. 10999, as amended, or any similar or substitute programs, so long as such transfer of possession does not continue beyond


                            SALE AND LEASE AGREEMENT
the end of the Term and so long as Lessee shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to such program and provide Lessor with the name and address of the appropriate party to whom notice must be given pursuant to Section 16 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the Government pursuant to such program;

                  7.2.4 Installation of Engines. Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon and (C) mortgage liens or other security interests, provided that (as regards this clause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe, unless and until Lessee shall become the owner of such Engine;

                  7.2.5 Installation of Engines on Other Airframes. Install or permit any Permitted Sublessee to install an Engine on an airframe leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, or other security agreement, but only if (A) such airframe is free and clear of all Liens, except the rights of the parties to the lease, conditional sale, or other security agreement covering such airframe, or their successors or assigns, and except Liens of the type permitted by clauses (A) and (B) of
Section 7.2.4, and (B) the lease, conditional sale, or other security agreement covering such airframe effectively provides that such Engine shall not become subject to the Lien thereof at any time while such Engine is subject to this Lease, notwithstanding the installation thereof on such airframe;

                  7.2.6 Pooling of Parts. To the extent permitted by Section 8.3, subject any Parts owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8.3;

                  7.2.7 Wet Lease. Enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party for a term not to continue beyond the Term;

                  7.2.8 Sublease to Permitted Air Carriers. Enter into a sublease of the Aircraft or the Airframe and Engines or engines then installed on the Airframe or any Engine, for use on the sublessee's regularly scheduled or charter routes, with (a) any


                            SALE AND LEASE AGREEMENT

U.S. Air Carrier or (b) any Permitted Foreign Air Carrier, in any such case for a term not to continue beyond the remaining Term.

Provided, further, with respect to this Section 7.2. that:

                  (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7.2 (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any sublease permitted by this Section 7.2 shall be made expressly subject and subordinate to, all the terms of this Lease, and to Lessor's rights, powers and remedies under this Lease, including the rights to repossession pursuant to Section 15 and to terminate and avoid such sublease upon such repossession and to require such sublessee to forthwith deliver the Aircraft, Airframe and Engines subject to such sublease upon such repossession;

                  (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such sublease or transfer had not occurred, provided that performance of any such terms by any Permitted Sublessee shall be as effective, for purposes of this Lease, as performance thereof directly by Lessee;

                  (3) any such sublease shall (i) be consistent with the requirements of this Lease and the applicable requirements of the Participation Agreement, (ii) include appropriate provisions for the continued registration, maintenance in accordance with applicable maintenance standards in the appropriate jurisdiction, operation, insurance (appropriate certificates as to which shall be furnished to Lessor and Lender prior to Lessee's entry into any such sublease with any Permitted Foreign Air Carrier or within 10 days thereafter) and return of the subleased property as required hereunder, (iii) provide that the sublessee may not assign or further sublease the Aircraft, and
(iv) provide that the Aircraft may not be operated in a country with which the United States does not maintain diplomatic relations or in which there is open warfare, whether or not declared;

                  (4) no interchange agreement, transfer, sublease or other relinquishment of possession permitted hereunder shall affect the registration of the Aircraft or shall permit any action not permitted to Lessee in this Lease; and

                  (5) no such interchange agreement, sublease, transfer or other relinquishment of possession of the Aircraft, Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any other Operative Agreement or constitute a waiver of Lessor's rights or remedies hereunder or under any other Operative Agreement.


                            SALE AND LEASE AGREEMENT

      Lessee shall notify Lessor within 10 days after the commencement of any sublease permitted hereunder and shall deliver to Lessor within such period a duly executed copy of any sublease or interchange or pooling agreement permitted hereunder together with any certification required by Section 7.2.8. Upon request of Lessor, Lessee shall promptly and duly execute and deliver to Lessor an assignment of any such sublease having a term in excess of 12 months in favor of Lessor in form and substance reasonably satisfactory to Lessor. Lessor hereby agrees, for the benefit of Lessee (and any Permitted Sublessee) and for the benefit of each lessor, conditional seller, or secured party of any airframe or engine leased to or purchased by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale, or other security agreement, that Lessor will not acquire or claim, as against such lessor, conditional seller, or secured party, or any successor or assign thereof, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Lessee (or any Permitted Sublessee) or purchased by Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Permitted Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

      A consolidation, merger, conveyance, transfer, or lease permitted by
Section 7.4 of the Participation Agreement shall not be deemed to be a transaction to which this Section 7.2 shall apply.

            7.3 Records and Reports. Lessee shall:

                  7.3.1 Records. Maintain or cause to be maintained all records, logs and other materials required by the FAA or any other governmental authority having jurisdiction to be maintained in respect of the Aircraft, the Airframe and each Engine;

                  7.3.2 Information and Reports. Upon request, promptly furnish or cause to be furnished to Lessor (in sufficient number) such information as may be required to enable Lessor or any Participant to file any reports, including tax returns, required to be filed by Lessor or such Participant with any governmental authority because of Lessor's ownership of, or Lender's security interest in, the Aircraft, Airframe or any Engine or because of receipt of Rent or because of the interest of any Participant in the Trust Estate; provided, however, that with respect to any such information which Lessee


                            SALE AND LEASE AGREEMENT
deems commercially sensitive or confidential, if reasonably feasible, Lessor shall afford Lessee a reasonable opportunity to seek from any such governmental authority a waiver of Lessor's or such Participant's obligation to file any such information or consent to the filing of such information directly by Lessee in lieu of filing by Lessor or such Participant and if any such waiver or consent is evidenced to the reasonable satisfaction of Lessor, then Lessee shall not be required to furnish such information to Lessor; and

                  7.3.3 Financial Information. Promptly provide Lessor and each Participant with (i) such financial information concerning Lessee as is provided from time to time to the public shareholders of Lessee, (ii) within 60 days after the end of each of the first three quarterly periods of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, (iii) within 120 days after the close of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, and (iv) from time to time such other information as to its financial condition as Lessor or any Participant may reasonably request.

      Section 8. Maintenance; Replacement and Pooling of Parts; Alterations, Modifications and Additions.

            8.1 Maintenance.

                  8.1.1 Maintenance Program. Lessee shall maintain, service, repair, overhaul, alter, modify, add to and test (or cause to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested) the Aircraft, the Airframe and each Engine, and each other engine installed from time to time on the Airframe, in accordance with Lessee's FAA-approved maintenance program for the Aircraft, Airframe and Engines (the "Maintenance Program"), (i) so as to keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Delivery Date, ordinary wear and tear excepted, (ii) in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee, and (iii) so as to keep the Aircraft, the Airframe and each Engine in such condition as required to enable the FAA certificate of airworthiness for the Aircraft to be maintained in good standing at all times under the Act, except when all comparable Boeing Model 737-200 series aircraft registered in the United States of America have been grounded by the FAA other than as a result of actions taken or omitted to be taken by Lessee (or, if a sublease is then in effect, any Permitted Sublessee).


                            SALE AND LEASE AGREEMENT

                  8.1.2 Compliance with Government Requirements. Lessee will comply with all service, inspection, maintenance, repair and overhaul regulations, directives and instructions which are made mandatory by the FAA or other Government authority upon United States operators of Boeing Model 737-200 series aircraft and Pratt & Whitney JT8D-9A engines and which require compliance during the Term and prior to return of the Aircraft under this Lease.

            8.2 Replacement of Parts. Lessee, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated in the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8.4. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, Lessee, except as otherwise provided in Section 8.4, at its own cost and expense, will replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft, Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated in the Aircraft, Airframe or such Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee free and clear of all rights of Lessor, and the replaced Part shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor (subject only to Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis), and (iii) such replacement Part shall become subject to this Lease and be deemed part of the Aircraft, Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft, Airframe or Engine.

            8.3 Pooling of Parts. Any Part removed from the Aircraft, Airframe or any Engine as provided in Section 8.2 may be subjected by Lessee (or a Permitted Sublessee) to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of business of Lessee or such Permitted Sublessee, so long as a Part replacing such removed Part shall be incorporated in the Aircraft, Airframe or such Engine in accordance with Section
8.2 as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated in the Aircraft,


                            SALE AND LEASE AGREEMENT

Airframe or any Engine in accordance with Section 8.2 may be owned by any third party subject to such a normal pooling arrangement, so long as Lessee (or any Permitted Sublessee), at its own cost and expense, as promptly thereafter as practicable either (i) causes title to such replacement Part to vest in Lessor in accordance with Section 8.2 by Lessee (or any Permitted Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement Part by incorporating in the Aircraft, Airframe or such Engine a further replacement Part owned by Lessee (or any Permitted Sublessee) free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8.2.

            8.4 Alterations; Modifications and Additions. Lessee, at its own cost and expense, shall make (or cause to be made) such alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction and to maintain the FAA certificate of airworthiness for the Aircraft; provided, however, that Lessee may contest in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft; and provided, further, that Lessee's failure to make (or cause to be made) any such alterations or modifications shall not constitute noncompliance with the requirements of this Section 8.4 or a breach of Lessee's undertaking hereunder for so long a period as may be necessary to remedy such failure, if such failure can be remedied, so long as during such period Lessee is using due diligence and reasonable efforts to remedy such failure. In addition, Lessee, at its own cost and expense, may, from time to time make (or cause to be made) such alterations and modifications in and additions to the Aircraft, Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such alteration, modification or addition shall, in Lessee's reasonable judgment, materially diminish the value or utility of the Aircraft, Airframe or such Engine, or materially impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Aircraft, Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease. Title to all Parts incorporated in the Aircraft, Airframe or such Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence of this Section 8.4, so long as no Lease Event of Default or Lease Default shall have occurred and be continuing, Lessee may, at any time during the Term, remove any Part if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated (or required by the provisions of this Lease to be incorporated) in the Aircraft, Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for


                            SALE AND LEASE AGREEMENT
any such Part, (ii) such Part is not required to be incorporated in the Aircraft, Airframe or such Engine pursuant to the terms of this Section 8, and
(iii) such Part can be removed from the Aircraft, Airframe or such Engine without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Aircraft, Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Aircraft, Airframe or such Engine from which it was removed. Any Part not removed by Lessee as above provided prior to the return of the Aircraft, Airframe or such Engine to Lessor hereunder shall remain the property of Lessor.

      Section 9. [Intentionally Omitted]

      Section 10. Loss, Destruction, Requisition, Etc.

            10.1 Event of Loss with Respect to Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within 15 days after such occurrence) give Lessor and each Participant written notice of such Event of Loss. On or before the Business Day next preceding the earlier of (i) the 180th day following the date of the occurrence of such Event of Loss, or (ii) 15 days following the receipt of insurance proceeds with respect to such occurrence, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.5, (A) the Stipulated Loss Value for the Aircraft, (B) all unpaid Basic Rent or Renewal Rent accrued through and including the date of payment of Stipulated Loss Value and (C) (without duplication) any other Rent which is due and payable through and including the date of such payment. Upon payment in full of Stipulated Loss Value and all such accrued Basic or Renewal Rent pursuant hereto, (A) the obligation of Lessee to pay Basic or Renewal Rent due after the date of such payment shall terminate (but Lessee shall remain liable for all payments of Supplemental Rent due through and including the date of such payment of Stipulated Loss Value), (B) the Term for the Aircraft shall end, and (C) Lessor will Transfer to Lessee the Aircraft. Upon compliance by Lessee with all of the terms of this Section 10.1, Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of such Airframe and Engines to the extent of the then insured value thereof.

            10.2 Event of Loss with Respect to an Engine.

                  10.2.1 Event of Loss. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor and each Participant prompt written notice (and in any event within 15 days after such occurrence) thereof and shall,


                            SALE AND LEASE AGREEMENT
as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens, other than Permitted Liens, and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

                  10.2.2 Conditions; Lessee's Obligations. Prior to or at the time of any such conveyance, Lessee will promptly:

                  (a) furnish Lessor with a full warranty (as to title) bill of sale duly conveying to Lessor such Replacement Engine;

                  (b) cooperate with any reasonable request of Lender to subject such Replacement Engine to the Lien of the Mortgage; and cause a Lease Supplement subjecting such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act;

                  (c) furnish Lessor and Lender with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such Replacement Engine and the payment of all premiums then due with respect to such insurance, as Lessor or Lender may reasonably request;

                  (d) furnish Lessor and Lender with an opinion or opinions of Lessee's counsel, in form, substance and scope reasonably satisfactory to Lessor and Lender, to the effect that, upon such conveyance, Lessor will acquire good title to such Replacement Engine free and clear of all Liens other than Permitted Liens (including Lender's interests), and that such Replacement Engine will be leased hereunder and will be subject to the Lien of the Mortgage to the same extent as the Engine replaced thereby and to such further effect as Lessor or Lender may reasonably request;

                  (e) furnish Lessor and Lender with an Officer's Certificate certifying that, upon consummation of such replacement, no Lease Event of Default or Lease Default will exist hereunder; and

                  (f) furnish such other certificates or documents (including appropriate UCC-3 amendments to the financing statements filed on or before the Delivery Date) as Lessor or any Participant may reasonably request to effect such replacement.


                            SALE AND LEASE AGREEMENT

                  10.2.3 Recordation and Opinions. In the case of any Replacement Engine conveyed to Lessor under this Section 10.2, promptly upon the recordation of the Lease Supplement and any supplement or amendment to the Mortgage covering such Replacement Engine pursuant to the Act, Lessee will cause to be delivered to Lessor and Lender an opinion of William C. Boston & Associates or other FAA counsel satisfactory to Lessor as to the due recordation of such Lease Supplement and any such supplement or amendment to the Mortgage.

                  10.2.4 Conveyance; Replacement Engine. Upon compliance by Lessee with the terms of this Section 10.2, Lessor will Transfer to Lessee the Engine with respect to which such Event of Loss occurred, and Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of such Engine to the extent of the insured value thereof.

                  10.2.5 No Reduction of Rent. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 10.2 shall result in any changes of Basic Rent or Renewal Rent.

            10.3 Application of Certain Payments. Any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor, Lessee or any Permitted Sublessee from any governmental authority or other Person with respect to any Event of Loss, will be applied as follows:

                  10.3.1 Replacement of Engine. If such payments are received with respect to an Engine that has been or is being replaced by Lessee pursuant to Section 10.2, so much of such payments remaining after reimbursement of Lessor and Owner Participant for costs and expenses shall be paid over to, or retained by, Lessee, provided Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10.2 with respect to the Event of Loss for which such payments are made.

                  10.3.2 Nonreplacement. If such payments are received with respect to the Airframe and/or Engines that have not been and will not be replaced pursuant to Section 10.2, so much of such payments remaining after reimbursement of Lessor and Owner Participant for costs and expenses as shall not exceed the Stipulated Loss Value and other amounts required to be paid by Lessee hereunder shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and other amounts if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and other amounts. The balance, if any, of such payment remaining thereafter shall be divided between Lessor and Lessee in proportion to their interests in the Aircraft.


                            SALE AND LEASE AGREEMENT

            10.4 Requisition of Aircraft for Use by Governmental Authorities. In the event of the requisition, unless and until such requisition becomes an Event of Loss, for use of the Airframe and the Engines or engines installed on such Airframe during the Term by any governmental authority, Lessee shall notify Lessor of such requisition, and, unless and until such requisition becomes an Event of Loss, all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such governmental authority for the use of such Airframe and Engines or engines prior to the time such requisition becomes an Event of Loss shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Permitted Sublessee); and all payments received by Lessor or Lessee from such governmental authority for the use of such Airframe and Engines or engines after such time shall be paid over to, or retained by, Lessor unless Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10.1 with respect to such Event of Loss.

            10.5 Requisition of an Engine for Use by Governmental Authorities. In the event of the requisition for use by any governmental authority (other than in circumstances contemplated by Section 10.4) of any Engine but not the Airframe, Lessee will replace such Engine hereunder by complying with the terms of Section 10.2 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such governmental authority with respect to such requisition shall be paid over to, or retained by, Lessee (subject to performance by Lessee of the terms of Section
10.2 to the same extent as if an Event of Loss had occurred with respect to such requisitioned Engine).

            10.6 Application of Payments During Existence of Default. Any amount referred to in this Section 10 which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, (A) a Lease Event of Default or (B) a Lease Default under Section 14.1 or 14.5 shall have occurred and be continuing hereunder, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder as and when due; at such time as there shall not be continuing any such Lease Event of Default or Lease Default, or at such earlier time as Lessee shall have paid in full all Rent and other amounts due and payable hereunder and under the other Operative Agreements by Lessee, any remaining balance of such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding clause of this sentence.

      Section 11. Insurance.

            11.1 Public Liability and Property Damage Insurance. Lessee shall at all times maintain, or cause to be maintained, at its or any Permitted Sublessee's expense,


                            SALE AND LEASE AGREEMENT
public liability (including without limitation contractual liability, passenger legal liability and property damage but excluding manufacturer's product liability coverage) insurance which shall:

                  11.1.1 Type, Form and Amount. Be of a type and form carried by similarly situated United States commercial air carriers generally, and carried in amounts not less than $350,000,000 (per occurrence) combined single limit (or such greater amount as Lessee may carry from time to time on other 737-200 series aircraft in its fleet);

                  11.1.2 Coverage. Include, but not be limited to, public liability insurance, contractual liability insurance, passenger liability insurance and property damage liability insurance (including cargo and baggage liability insurance); and

                  11.1.3 Additional Insureds. Name as additional insureds Lessor (in its individual and trust capacities), Lender and Owner Participant, as their interests may appear.

            11.2 Insurance Against Loss of or Damage to Aircraft and Engines. Lessee shall at all times maintain, or cause to be maintained, at its or any Permitted Sublessee's expense insurance against loss of or damage to the Aircraft, Airframe and Engines as follows:

                  11.2.1 Type, Form and Amount. "All-risk" insurance on the Aircraft and "all-risk" coverage on each Engine and on Parts while removed from the Aircraft or Engines, which is of the type, form and in an amount in compliance with the last sentence of this Section 11.2.1, not less than that carried by Lessee on similar equipment owned or leased by Lessee and not less than that usually carried by similarly situated United States commercial air carriers; and, to the extent so usually carried, at all times that the Aircraft or any Engine is not covered by the insurance described in Section 11.2.2, coverage against the perils of (i) strikes, riots, civil commotions or labor disturbances, (ii) any malicious act or act of sabotage and (iii) hijacking, or any unlawful seizure or wrongful exercise of control, of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the insured other than hijacking committed by persons engaged in a program of irregular warfare for terrorist purposes. Such insurance shall at all times be for an amount not less than Stipulated Loss Value for the Aircraft.

                  11.2.2 War-Risk Insurance. If at any time (a) war-risk insurance is maintained by Lessee or any Permitted Sublessee subleasing the Aircraft or any Engine with respect to other aircraft operated by Lessee or such Permitted Sublessee on the same or similar routes, or (b) the Aircraft is operated on routes where the custom in the


                            SALE AND LEASE AGREEMENT
commercial airline industry is to carry war-risk insurance, then war-risk insurance of the type carried by similarly situated United States commercial air carriers operating the same or comparable models of aircraft on the same or similar routes shall be maintained on the Aircraft in an amount not less than that specified in Section 11.2.1.

                  11.2.3 Certain Requirements. The insurance policies required by this Section 11.2 shall:

                        11.2.3.1 Additional Insureds. Be endorsed to name Lessor (in its individual and trust capacities), Lender and Owner Participant as additional insureds, as their interests may appear.

                        11.2.3.2 Payment of Proceeds. Provide that proceeds thereunder shall be paid directly to Lender, so long as the Aircraft is subject to the Lien of the Mortgage and thereafter to Lessor, in either case as exclusive loss payee; provided, however, that any proceeds payable as a result of any property damage to the Airframe or any Engine, which property damage does not exceed $1,500,000 and does not constitute an Event of Loss with respect to the Aircraft or such Engine, shall be paid to Lessee, unless Lessor or Lender, prior to such payment, shall have notified the insurer making such payment that a Lease Event of Default or a Lease Default specified in Section 14.1 or 14.5 has occurred and is continuing.

                        11.2.3.3 Waiver of Subrogation. Provide that the insurers shall waive any rights of subrogation against Lessor, Lender and Owner Participant except for claims arising out of gross negligence or willful misconduct of such Persons; provided that the exercise by insurers of rights of subrogation, if any, permitted by this Section 11.2 shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of such rights of subrogation or entitle such insurers to exercise or to assert any setoff, recoupment, counterclaim or any other deduction in respect of any amounts payable under such policies.

                  11.2.4 Deductibles. The insurance required by this Section
11.2 may, subject to Section 11.8, provide for standard deductibles which are from time to time in effect in the aviation insurance industry generally and which are customarily maintained by similarly situated United States commercial air carriers; provided, however, such deductibles shall not be more than the deductibles generally maintained by Lessee (and which Lessee is under no compulsion to maintain pursuant to any mortgage, lease or other agreement) with respect to its fleet of Boeing Model 737-200 series aircraft and Pratt & Whitney JT8D-9A engines generally.


                            SALE AND LEASE AGREEMENT

                  11.2.5 Government Indemnity. In the case of a contract with the Government in respect of the Aircraft or Engines, a valid agreement by the Government to indemnify Lessee, Lessor, Lender and Owner Participant against the same risks which are required hereunder to be insured against in amounts at least equal to the amounts required hereunder from time to time (such indemnity to be backed by the full faith and credit of the United States of America), shall be considered adequate insurance with respect to the Aircraft, Airframe and any Engine subject to such contract to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

            11.3 General Policy Provisions. Each insurance policy to be procured and maintained hereunder shall:

                  11.3.1 Primary Insurance. Be primary and without right of contribution from other insurance which may provide coverage to Lessor, Lender or Owner Participant with respect to its interest in the Aircraft, Airframe or any Engine or its liabilities with respect to or arising out of the transactions contemplated by the Operative Agreements;

                  11.3.2 Coverage for Each Insured. Expressly provide that all the provisions thereof, except the agreed values and the limits of the liability of the insurer under such policy, shall operate in the same manner as if there were a separate policy covering each insured;

                  11.3.3 Waiver of Certain Rights. Waive any right of the insurers to any setoff, recoupment, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessee, Lender, Lessor or Owner Participant;

                  11.3.4 Breach of Warranty. Provide that, in respect of Lessor, Lender and Owner Participant, such insurance shall not be invalidated by any action or inaction by Lessee or any additional insured (other than such additional insured, as to such additional insured) and shall insure the interests of Lessor, Lender and Owner Participant regardless of any breach or violation by Lessee or any additional insured (other than such additional insured, as to such additional insured) of any representation, warranty, declaration or condition contained in such policy;

                  11.3.5 Notice of Termination or Changes. Provide for not less than 30 days' prior written notice to be received by Lessor, Lender and Owner Participant before any lapse, alteration, termination or cancellation of the insurance evidenced thereby shall be effective as to Lessor, Lender and Owner Participant, except that war-risk and allied perils policies may provide for not less than seven days' prior written notice or such lesser or greater notice as shall at the time be customary in the aviation insurance


                            SALE AND LEASE AGREEMENT
industry generally, and which are customarily in effect with respect to major United States commercial air carriers generally from time to time;

                  11.3.6 Nonliability for Premiums. Provide that neither Lessor, Lender nor Owner Participant shall be liable for any insurance premium; and

                  11.3.7 Identity of Insurers. Be with insurance companies, underwriters or funds of recognized responsibility.

            11.4 Application of Insurance Proceeds. As between Lessor and Lessee, all insurance proceeds received under policies required to be maintained (or to be caused to be maintained) by Lessee pursuant to Section 11.2 as a result of the occurrence of an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in accordance with Section 10.3.1 or 10.3.2, as the case may be (except that the balance referred to in Section
10.3.2 shall be paid over to, or retained by, Lessee). All insurance proceeds in respect of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment for repairs or for replacement property in accordance with the terms of Section 8, if not already paid for by Lessee, and any balance remaining after compliance with such Section with respect to such loss shall be paid to Lessee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds. The provisions of Section 10.6 shall apply to amounts referred to in this Section 11.4.

            11.5 Certificates; Reports, Etc. With respect to any policy required hereunder, Lessee shall cause to be furnished to Lessor and each Participant on or prior to the Delivery Date of the Aircraft and on or prior to expiration of such policy, certificates of the insurer or insurers (or their authorized representatives) providing insurance pursuant to the requirements of this
Section 11, as to hull and liability insurance. On or before the Delivery Date of the Aircraft, and annually thereafter on or before such expiration date, Lessee shall cause to be furnished to Lessor and each Participant a report signed by Frank B. Hall & Co. (or any other firm of independent aircraft insurance brokers, appointed by Lessee, reasonably satisfactory to the Participants) describing in reasonable detail the insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof as to hull and liability insurance. Lessee agrees that it will cause such firm to advise Lessor and each Participant in writing promptly of any default in the payment of any premium or any other act or omission on the part of Lessee or any Permitted Sublessee of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, the insurance on the Aircraft. To the extent such agreement is reasonably obtainable, Lessee further agrees to cause such


                            SALE AND LEASE AGREEMENT
firm to advise Lessor and each Participant in writing at least 30 days (seven days in the case of war-risk and allied perils coverage) prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11.

            11.6 Lessor's Right to Maintain Insurance. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or any Participant may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse such Person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Lease Event of Default or Lease Default or otherwise relieve Lessee of its obligations with respect thereto. At Lessor's or Lender's request and expense, and subject to the permission of Lessee's insurance carriers, Lessee will increase the amount of coverage under any insurance policy that Lessee maintains pursuant to Section
11.2.1 or 11.2.2, and notwithstanding the provisions of Section 11.4, the proceeds of any such additional insurance shall be payable to Lessor or Lender, as the case may be; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this
Section 11.

            11.7 Insurance for Own Account. Nothing in this Section 11 shall limit or prohibit Owner Participant (directly or through Lessor) from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this Section 1. Nothing in this Section 11 shall limit or prohibit Lessor or Lender from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this Section 11 or obtained by Owner Participant pursuant to the preceding sentence.

            11.8 Self-Insurance. Notwithstanding the foregoing provisions of this Section 11, Lessee may, from time to time, self-insure with respect to the Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by Lessee; provided, however, that if at any time Lessee's unsecured senior long-term debt securities are not rated "Investment Grade", in the case of hull insurance such self-insurance shall in no case be in an amount greater than 4% of Lessee's tangible net worth (as defined in accordance with accepted financial practice); and provided, further that, in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000. As used in this Section 11.8, the term "Investment Grade"


                            SALE AND LEASE AGREEMENT
means a rating of "Baa3" or higher from Moody's Investors Service, Inc. or a rating from any other nationally recognized bond rating service equivalent to or better than such a rating.

      Section 12. Inspection. At all reasonable times, and upon reasonable notices, Lessor or any Participant or its authorized representatives or designees may inspect the Aircraft and inspect and copy (subject to any confidentiality agreements, copyright restrictions and the like) the books and records of Lessee relative thereto. Any such inspection of the Aircraft shall be without out-of-pocket expense or risk to Lessee; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Permitted Sublessee). Subject to the proviso to the preceding sentence of this Section 12, Owner Participant may observe the "C" check (or its equivalent) referred to in clause
(I) of Section 5.3.1 and any Card inspection during the Term. Neither Lessor nor any Participant shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

      Section 13. Assignment.

            13.1 General. Except as otherwise expressly permitted in Section 7.2 hereof or Section 12.5.1 of the Participation Agreement, or as required in the case of any requisition by the Government referred to in Section 7.1.4, Lessee will not, without the prior written consent of Lessor, assign or transfer any of its rights or obligations under this Lease. Lessor may assign or convey any of its right, title and interest in and to this Lease or the Aircraft in accordance with the Participation Agreement, the Trust Agreement or the express provisions of this Lease. The terms and provisions of the Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

            13.2 Security for Lessor's Obligations. In order to secure the indebtedness evidenced by the Note, the Mortgage provides, among other things, for the assignment by Lessor to Lender of its right, title and interest in, to and under this Lease and any Permitted Sublease, to the extent set forth in the Mortgage, and for the creation of a first mortgage lien on and perfected security interest in the Aircraft in favor of Lender. Lessee hereby consents to such assignment and to the creation of such mortgage and security interest. Except as may otherwise be provided in the Mortgage, all rights of Lessor and Owner Participant with respect to the Lease, the Aircraft, the Airframe or any Engine (or any part thereof) shall be exercisable by Lender.


                            SALE AND LEASE AGREEMENT

      Section 14. Events of Default. The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such Lease Event of Default shall continue so long as, but only so long as, it shall not have been remedied or waived:

            14.1 Failure To Pay Rent. Lessee shall fail to make any payment of Basic Rent or Renewal Rent within 5 Business Days from the due date thereof; or any other payments required under the Operative Agreements within 10 Business Days after the receipt of written notice of such default to Lessee from Lessor.

            14.2 Specific Defaults. Lessee shall fail to carry and maintain (or cause to be carried and maintained) insurance on or with respect to the Aircraft in accordance with the provisions of Section 11, provided that any such failure shall not constitute a Lease Event of Default so long as such failure is for a period of not more than 30 days, Lessee shall not operate the Aircraft at a time when such insurance is not in effect and the Aircraft continues to be covered by such insurance as is required when the Aircraft is on the ground; or

            14.3 General Default. Lessee shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder or under any other Operative Agreement (except the Tax Indemnification Agreement), and such failure shall continue unremedied for a period of 30 days after Lessee's receipt of written notice thereof from Lessor or Lender, unless Lessee shall be diligently proceeding to correct such failure and such failure is cured within 180 days after receipt of such notice or the end of the Term, whichever shall first occur; or

            14.4 Misrepresentation and Breach of Warranty. Any representation or warranty made by Lessee herein or in the Participation Agreement or in any other Operative Agreement (other than the Tax Indemnification Agreement) or in any document or certificate furnished by Lessee in connection with any thereof, shall prove to have been incorrect in any material respect at the time made and shall remain incorrect in any material respect 30 days after Lessee's receipt of written notice thereof from Lessor or Lender; or

            14.5 Bankruptcy, Etc. Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case


                            SALE AND LEASE AGREEMENT
or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due unless the subject of a bona fide dispute, within the meaning of Title 11 of the United States Code, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

            14.6 Cross Default. A Lease Event of Default shall have occurred and be continuing under either of the other two Sale and Lease Agreements of even date herewith, each relating to a Boeing 737-200 series aircraft having FAA registration number N55SW or N57SW; provided, that Lender (or lender of any Successor Indebtedness) shall then be Lender (or lender of any Successor Indebtedness) (as such terms are defined therein) under such other Sale and Lease Agreement.

      Section 15. Remedies.

            15.1 Default; Remedies. Upon the occurrence of a Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease to be in default (provided, however, that any Lease Event of Default specified in Section 14.5 shall be automatic and shall not require any such declaration or notice) and at any time thereafter, so long as any such Lease Event of Default shall be continuing, Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect which have not been effectively waived by Lessee:

                  15.1.1 Return; Repossession. Lessor may cause Lessee, upon written demand by Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe or Engines as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft, Airframe or Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Aircraft, Airframe or any Engine, or part thereof is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, and Lessee expressly waives any right it may have under applicable law to a hearing prior to repossession of the Aircraft, Airframe or any Engine or part thereof; or


                            SALE AND LEASE AGREEMENT

                  15.1.2 Sale, Use, Etc. Lessor may sell all or any part of the Aircraft, Airframe or any Engine, at public or private sale, at such times and places, to such Persons (including Lessor or any Participant) as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine or part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto; or

                  15.1.3 Certain Liquidated Damages.

                        15.1.3.1 Liquidated Damages--Fair Market Rental Value. Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1.1 or 15.1.2 with respect to the Aircraft, Airframe or any Engine or part thereof, Lessor, by written notice to Lessee specifying a payment date not earlier than ten days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, due on or after the date specified for payment in such notice), any unpaid Basic Rent or Renewal Rent, as the case may be, due prior to such date plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of such date over the fair market rental value (determined as hereafter provided in this Section 15) of the Aircraft for the remainder of the Term, after discounting such fair market rental value semiannually (effective on each Rent Payment Date) by a rate equal to the Overdue Rate to present worth as of the date specified for payment in such notice, together with interest, if any, on such amount and unpaid Basic Rent or Renewal Rent, as the case may be, at the Overdue Rate from the date specified for payment in such notice to the date of payment in full; or

                        15.1.3.2 Liquidated Damages--Fair Market Sales Value. If Lessor shall not have sold the Aircraft, Lessor, by written notice to Lessee specifying a payment date not earlier than ten days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, due on or after the date specified for payment in such notice), any unpaid Basic Rent or Renewal Rent, as the case may be, due prior to such date plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of such date over the fair market sales value of the Aircraft (determined as hereafter provided in this Section 15 as of the date specified for payment in such notice), together with interest, if any, on such amount and unpaid Basic Rent or


                            SALE AND LEASE AGREEMENT

Renewal Rent, as the case may be, at the Overdue Rate from the date specified for payment in such notice to the date of payment in full; or

                  15.1.4 Liquidated Damages upon Sale. If Lessor, pursuant to
Section 15.1.2 or applicable law, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under Section 15.1.3 with respect to the Aircraft, may, if Lessor shall so elect, upon giving written notice to Lessee, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, due on or after the date of such sale), any unpaid Basic Rent or Renewal Rent, as the case may be, due prior to such date of sale plus the amount of any deficiency between the net proceeds of such sale or (if such sale is a private sale and is made to Lessor, a Participant or any Affiliate thereof) between the fair market sales value of the Aircraft, determined as of the date of such sale as hereinafter provided in this
Section 15, and the Stipulated Loss Value of the Aircraft, computed as of the date of such sale, together with interest, if any, on such amount and such unpaid Basic Rent or Renewal Rent at the Overdue Rate from the date of such sale to the date of payment in full; or

                  15.1.5 Rescission and Other Remedies. Lessor may terminate or rescind this Lease as to the Aircraft, or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including without limitation Lessee's agreement to lease the Aircraft for the Term and to pay Rent.

      In addition to the foregoing remedies, Lessee shall be liable (except as otherwise provided above and without duplication of amounts otherwise payable hereunder) for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all reasonable and actual legal fees and other costs and expenses (including the fees and expenses of all appraisers required by this Section 15) of Lessor and Participants, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all insurance and storage costs and all costs and expenses incurred in connection with the return of the Aircraft, Airframe or any Engine or part thereof, in accordance with the terms of Section 5 or in placing the Aircraft, Airframe or any Engine or part thereof, in the condition and airworthiness required by Section 5.

      Lessor agrees to give Lessee at least 15 days' prior written notice of the date fixed for any public sale of the Aircraft, the Airframe or any Engine or part thereof, and of the date on or after which will occur the execution of any contract providing for any private sale, and any such public sale shall be conducted in general so as to afford Lessee a reasonable opportunity to bid.


                            SALE AND LEASE AGREEMENT

            15.2 Determination of Fair Market Rental Value and Fair Market Sales Value. For the purpose of this Section 15, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, and in each case shall be determined on an "as is, where is" basis pursuant to an appraisal by a recognized independent aircraft appraiser chosen by Lessor and approved by Lessee, which approval shall not be unreasonably withheld or delayed and shall be deemed granted if such choice is not rejected within 10 days after Lessee's receipt of notice of Lessor's choice.

            15.3 No Waiver, Etc. No remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any earlier or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft, Airframe or any Engine, or part thereof, in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 15.

      Section 16. Notices. All notices required under the terms and provisions hereof shall be in writing and shall be given by certified mail, telecopy or any other customary means of written communication, addressed:

      If to Lessee, at 2702 Love Field Dr., P.O. Box 36611, Dallas, Texas 75235-1611 (telecopy no. 214/904-4022), Attention: Treasurer, or at such other address as Lessee shall from time to time designate in writing;

      If to Lessor, at 79 Main Street, P. 0. Box 30007, Salt Lake City, Utah 84130-0007 (telecopy no. 801/350-5053), Attention: Corporate Trust Department, or at such other address as Lessor shall from time to time designate in writing;

      If to any Participant, at its address set forth in the signature pages of the Participation Agreement, or at such other address as such Participant shall from time to time designate in writing.


                            SALE AND LEASE AGREEMENT

      The effective date of any such notice shall be the date on which it is received by the addressee. Lessee shall furnish to Lessor for transmission to Owner Participant and Lender a sufficient number of copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished hereunder, except in any case where Lessee shall have transmitted the same directly to any such person.

      Section 17. Net Lease; Lessee's Obligations; No Setoff, Counterclaim, Etc. This is a net lease and it is hereby recognized that Lessor is the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee is the lessee thereof. It is the intent of the parties hereto that this Lease be a "true lease". Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation: (a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor (in its individual or trust capacity), any Participant, any Indemnified Party or any other Person for any reason whatsoever (except as expressly provided in Section
13.5.2 of the Participation Agreement or in Sections 6 and 7 of the Tax Indemnification Agreement); (b) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever;
(c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee; (d) any restriction, prevention or curtailment of or interference with any use of the Aircraft or part thereof; (e) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Basic Rent, Renewal Rent and Supplemental Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever (except as expressly provided in Section
13.5.2 of the Participation Agreement or in Sections 6 and 7 of the Tax Indemnification Agreement). Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent except in accordance with the express terms hereof. Each


                            SALE AND LEASE AGREEMENT
payment of Rent made by Lessee shall be final as to Lessor and Lessee. Lessee will not seek to recover all or any part of any such payment of Rent for any reason whatsoever.

      Section 18. Renewal Options; Early Termination.

            18.1 Renewal Options. At the end of the Base Lease Term or any Renewal Term, so long as no Lease Event of Default or Lease Default has occurred and is continuing and the aggregate of all Renewal Terms shall not exceed six years, Lessee shall have the option to renew this Lease for a Renewal Term; provided, that if, at the time of exercise by Lessee of any of its renewal rights set forth in this Section 18.1, Owner Participant and its Affiliates shall be the owner of all of the beneficial interest in one or more other Boeing Model 737-200 series aircraft then subject to a lease under which the lessee is Lessee (all of such aircraft, together with the Aircraft, referred to as the "Owner Group Aircraft"), then Lessee shall be obligated to exercise such renewal rights (or to have exercised such renewal rights for a Renewal Term which shall be then continuing) with respect to at least three of such Owner Group Aircraft (or such lesser number of Owner Group Aircraft as shall exist at such time). In order to exercise the option to renew, except as otherwise provided in Section
13.4.1 of the Participation Agreement, Lessee shall notify Lessor thereof in writing not more than 360 days nor less than 180 days prior to the commencement of the applicable Renewal Term (which notice shall be irrevocable). The Renewal Rent payable for such Renewal Term hereunder shall be the fair market rental value of the Aircraft calculated as of the commencement of such Renewal Term; provided, that if a Stage III Upgrade shall have occurred and (i) Owner Participant shall have performed its obligations set forth in Section 13.4 of the Participation Agreement, upon proper request by Lessee, then such fair market value shall be determined taking into account the value of the hush kit installed pursuant to such upgrade, and (ii) if Owner Participant shall not have so performed or shall not have been requested to do so by Lessee, then such fair market value shall be determined without taking into account the value of the hush kit installed pursuant to such upgrade, i.e., as if no Stage III Upgrade had occurred. Such fair market rental value shall be determined not later than three months prior to the commencement of such Renewal Term by mutual consent of Owner Participant and Lessee or, if they shall be unable so to agree, by three recognized independent aircraft appraisers, one chosen and paid for by Owner Participant, one chosen and paid for by Lessee and the third appraiser chosen by the mutual consent of the first two appraisers and paid for equally by Owner Participant and Lessee, the appraisals of which three appraisers shall be averaged and such average shall be deemed to be the fair market rental value of the Aircraft for all purposes hereof; provided, however, that if the appraisal of one appraiser is more disparate from the average of all three appraisals than each of the other two appraisals, then the appraisal of such appraiser shall be excluded, the remaining appraisals shall be averaged and such average shall be deemed to be the fair market rental value of the Aircraft for all purposes hereof. If either Owner Participant or Lessee shall fail to appoint an appraiser by the date which is two months


                            SALE AND LEASE AGREEMENT
prior to the commencement of such Renewal Term or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is one month before the commencement of such Renewal Term, then either Owner Participant or Lessee may apply to any court having jurisdiction to make such appointment. Fair market rental value shall be the cash rental obtainable in an arm's-length lease between an informed and willing lessee (under no compulsion to lease) and an informed and willing lessor (under no compulsion to lease) and shall be determined on the assumptions that the Aircraft is in the United States of America, available for use by the lessee and in the return condition required by Section 5 of this Lease and otherwise in compliance with the requirements of this Lease. Stipulated Loss Value amounts that are payable during each such Renewal Term shall be calculated as of the date of commencement of such Renewal Term and shall be determined by multiplying
1.1 times the appraised value of the Aircraft at such time; provided, however, that no such amount shall be less than the principal amount of any indebtedness then secured by a Lien on the Aircraft.

            18.2 Early Termination. Provided that this Lease has not been terminated and provided that no Lease Default or Lease Event of Default shall have occurred and be continuing hereunder, Lessee shall have the option to terminate this Lease with respect to the Aircraft not more than 42 days prior to the expiration of the Base Lease Term or the applicable Renewal Term. Lessee may exercise such option of termination by delivering irrevocable written notice of such exercise to Lessor not less than six months' prior written notice of such advanced date of termination. Such notice shall provide the date elected by Lessee for such early termination and a calculation of the final payment of Rent, which shall be due on such early termination date and shall be calculated as provided in clause (ii) of Section 3.3.

            18.3 Default Purchase Option. In the event of Owner Participant's failure to satisfy its obligations specified in Section 13.4 of the Participation Agreement, Lessee shall have the option to purchase the Aircraft. In order to exercise such option, Lessee shall notify Lessor (and, if the Mortgage is then in effect, Lender) thereof in writing, specifying a Rent Payment Date on which such purchase is to occur. In such case, Lessee shall purchase the Aircraft on such Rent Purchase Date at a purchase price equal to Termination Value. Upon receipt of such purchase price from Lessee and all Rent and other amounts due hereunder and under any other Operative Agreement, Lessor shall Transfer to Lessee the Aircraft.

      Section 19. Successor Owner Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof


                            SALE AND LEASE AGREEMENT
without the necessity of any consent or approval by Lessee (but such successor Owner Trustee shall qualify under the terms of Section 10.2 of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

      Section 20. Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

      Section 21. Quiet Enjoyment. So long as this Lease shall not have been declared to be in default pursuant to Section 15, during the Term Lessor will not, through its own actions or inactions, interfere in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee.

      Section 22. Investment of Security Funds; Miscellaneous; Amendment.

            22.1 Investment of Security Funds. Any moneys required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to
Section 10.6 or 11.4 solely because a Lease Event of Default or Lease Default under Section 14.1 or 14.5 shall have occurred and be continuing, or which are held by Lessor pending payment to Lessee pursuant to Section 11.4 or which are required to be paid to Lessee pursuant to Section 10.3 or 11.4 after completion of a replacement to be made pursuant to Section 10.2, shall, until paid to Lessee as provided in Section 10 or 11 or applied as provided herein or in the Trust Agreement, be invested by Lessor from time to time as directed in writing by Lessee and at the expense and risk of Lessee in the following securities (which, except in the case of the shares described in clause (e) below, shall mature within 91 days of the date of purchase thereof): (a) direct obligations of the Government; (b) obligations fully guaranteed by the Government; (c) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated P-1 or its equivalent by Moody's Investors Service, Inc. and A-1 or its equivalent by Standard & Poor's Corporation; or (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or any state thereof having a combined capital and


                            SALE AND LEASE AGREEMENT
surplus of at least $50,000,000; or (e) shares of a money market fund registered under the Investment Company Act of 1940, as amended, the sole assets of which are direct obligations of the Government. There shall be promptly remitted to Lessee or its order any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Lease Event of Default of a Lease Default under Section 14.1 or 14.5 shall have occurred and be continuing. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Agreement.

            22.2 Miscellaneous; Amendment. Lessee shall do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as Lessor or any Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Agreements. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, Airframe or Engines except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN, AND EACH LEASE SUPPLEMENT AND AMENDMENT HERETO IS INTENDED TO BE, DELIVERED IN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE
IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease and each Lease Supplement and amendment hereto may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.


                            SALE AND LEASE AGREEMENT

      Section 23. Permitted Foreign Air Carriers. Lessor may, in the exercise of its reasonable business judgment, by written notice to Lessee, remove any foreign air carrier from Exhibit B and Lessee may, by written notice to Lessor, request that any foreign air carrier be added to Exhibit B, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no deletion of an airline from the list of Permitted Foreign Air Carriers pursuant hereto shall (i) reduce the number of Permitted Foreign Air Carriers below 35, (ii) affect any existing sublease or other agreement providing for transfer of possession of the Aircraft, Airframe, any Engine or Part which was permitted hereunder at the time entered into, or
(iii) preclude any subsequent renewal or extension of such sublease or other agreement to which the Permitted Foreign Air Carrier under a sublease is entitled by the terms thereof as originally in effect.


                            SALE AND LEASE AGREEMENT

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered as of the day and year first above written.


                                    Lessor:

                                    FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION,
                                    not in its individual capacity except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement


                                    By: /s/ Dorian Light Shaw
                                        ---------------------------
                                    Title: ASSISTANT VICE PRESIDENT
                                           ------------------------


                                    Lessee:

                                    SOUTHWEST AIRLINES CO.


                                    By: /s/ John D. Owen
                                        ---------------------------
                                            John D. Owen
                                            Treasurer


                            SALE AND LEASE AGREEMENT

                                                                 EXHIBIT A TO
                                                                 LEASE AGREEMENT

                 SALE AND LEASE AGREEMENT SUPPLEMENT NO._______

      THIS SALE AND LEASE AGREEMENT SUPPLEMENT NO._________ dated ___________, ____ is between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement, dated as of September 1, 1990 (the "Trust Agreement"), between the Owner Participant named therein and such Bank ("Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee").

                                    RECITALS.

      A. Lessor and Lessee have heretofore entered into that certain Sale and Lease Agreement dated as of September 1, 1990, as supplemented and amended from time to time (herein called the "Lease Agreement" and the defined terms therein being herein used with the same meaning), which Lease Agreement provides in
Section 2 for the execution of a Lease Supplement substantially in the form hereof for the purpose of Lessee's selling to Lessor, and Lessor's leasing back to Lessee, the Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof; and

      B. The Lease Agreement relates to the airframe and engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation with the FAA on the date hereof as one document.

      In consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease Agreement, Lessor and Lessee hereby agree as follows:

      1. Lessee hereby delivers and sells to Lessor and Lessor hereby accepts and purchases from Lessee and in turn delivers and leases back to Lessee, and Lessee hereby accepts and leases back from Lessor, under the Lease Agreement, as herein supplemented, the following-described Boeing Model 737-2H4 Aircraft (the "Delivered Aircraft"), which Delivered Aircraft as of the date hereof consists of the following:


                            SALE AND LEASE AGREEMENT

      Airframe: U.S. Registration Number N ________SW; Manufacturer's Serial No. ___; and

      Engines: Two Pratt & Whitney JT8D-9A Engines bearing Engine Manufacturer's Serial Numbers as follows: __________ and ________________.

Each of the Engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

      2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

      3. Lessee hereby confirms to Lessor that the Delivered Aircraft has been or will be duly marked in accordance with the terms of Section 7.1.2 of the Lease and that Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease Agreement, including its being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Permitted Liens.

      4. All the provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement, on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

      5. THIS LEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


                            SALE AND LEASE AGREEMENT

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered as of the date and year first above written.


                                      Lessor:

                                      FIRST SECURITY BANK OF UTAH,
                                      NATIONAL ASSOCIATION,
                                      not in its individual capacity but solely as Owner Trustee under the Trust Agreement


                                      By:
                                          ---------------------------
                                      Title:


                                      Lessee:

                                      SOUTHWEST AIRLINES CO.


                                      By:
                                          ---------------------------
                                              John D. Owen
                                              Treasurer


                            SALE AND LEASE AGREEMENT

                                                                 EXHIBIT B TO
                                                                 LEASE AGREEMENT

                         PERMITTED FOREIGN AIR CARRIERS

Aer Lingus                                             Interflug
Aerolineas Argentinas                                  Japan Air Lines
Aeromexico                                             Japan Air System
Air Canada                                             KLM
Air Europa                                             Korean Air
Air Europe                                             Lan Chile
Air France                                             Lauda Air
Air Inter                                              Linjeflyg
Air Jamaica                                            Lufthansa
Air New Zealand                                        Luxair
Alitalia                                               Maersk
All Nippon Airways                                     Malaysian Airline System
ALM                                                    Martinair
Ansett Airlines of Australia                           Mexicana
Asiana Airlines                                        Monarch Airlines
Australian Airlines                                    Olympic Airlines
Austrian Airlines                                      Qantas Airways
AVENSA                                                 Ryanair
Bahamasair                                             Sabena
Bavaria                                                SAS
Braathens S.A.F.E.                                     Saudi Arabia Airlines
Britannia                                              Singapore Airlines
British Airways                                        SouthWest Airlines
British Midland                                        Swissair
CAAC                                                   TAP
Canadian Airlines International                        Thai Airways
Cathay Pacific Airways                                 Transavia Holland
Cayman Airways                                         Transbrasil
China Airlines                                         TransEuropean
Condor Flugdienst                                      UTA
Dan-Air                                                Varig
Finnair                                                Viasa
Garuda                                                 Viva Air
Hapag Lloyd
Iberia
Icelandair


                            SALE AND LEASE AGREEMENT

                                                                 EXHIBIT C TO
                                                                 LEASE AGREEMENT

                             OTHER RETURN CONDITIONS

      At the time of the return of the Aircraft upon the expiration or earlier termination of the Term, the Aircraft shall be in the following condition:

      1.    General Condition

            (a) The Aircraft shall be clean and free of leaks, in each case in accordance with United States commercial airline operating standards.

            (b)   All decals shall be clean, secure and legible.

      2.    Fuselage. Windows and Doors

            (a) The fuselage shall be free of loose or pulled or missing rivets.

            (b) The doors shall be free moving, correctly rigged and be fitted with serviceable seals.

      3.    Wings and Empennage

            (a)   The wings shall be free of fuel leaks.

      4.    Interior

            (a) The ceilings, sidewalls and bulkhead panels shall be clean and free of cracks and stains.

            (b) All carpet and seat covers shall be in good condition, clean and stain free and meet FAR fire resistance regulations.

            (c) All seats shall meet FAA fire retardant regulations and be serviceable, in good condition and repainted as necessary.

            (d) All signs and decals shall be in English and be clean and legible.


                            SALE AND LEASE AGREEMENT

            (e) All emergency equipment having a calendar life shall have a minimum of one year or one hundred per cent of its total approved life, whichever is less, remaining.

      5.    Cockpit

            (a) All decals shall be in English and be clean, secure and legible.

            (b) All seat covers shall be in good condition, clean and shall conform to FAR fire resistance regulation.

            (c) All seats shall be fully serviceable and shall be repainted as necessary.

      6.    Cargo Compartment

            (a)   All panels shall be in good condition.

            (b)   All nets shall be in good condition.

      7.    Fuel Tanks

            (a) The fuel tanks shall be substantially free of bacteria growth and water.


                            SALE AND LEASE AGREEMENT

                                                              EXHIBIT D TO LEASE
                                                              AGREEMENT

                           TERMINATION VALUE SCHEDULE

Rent Payment Date                                           Termination Date
-----------------                                           ----------------

December 31, 1990 .......................................     $ 11,150,500
March 31, 1991 ..........................................       10,997,263
June 30, 1991 ...........................................       10,840,194
September 30, 1991 ......................................       10,679,199
December 31, 1991 .......................................       10,514,179
March 31, 1992 ..........................................       10,345,033
June 30, 1992 ...........................................       10,171,659
September 30, 1992 ......................................        9,993,951
December 31, 1992 .......................................        9,811,799
March 31, 1993 ..........................................        9,625,094
June 30, 1993 ...........................................        9,433,722
September 30, 1993 ......................................        9,237,565
December 31, 1993 .......................................        9,036,504
March 31, 1994 ..........................................        8,830,417
June 30, 1994 ...........................................        8,619,177
September 30, 1994 ......................................        8,402,656
December 31, 1994 .......................................        8,180,723
March 31, 1995 ..........................................        7,953,241
June 30, 1995 ...........................................        7,720,072
September 30, 1995 ......................................        7,481,074
December 31, 1995 .......................................        7,236,101
March 31, 1996 ..........................................        6,985,003
June 30, 1996 ...........................................        6,727,628
September 30, 1996 ......................................        6,463,819
December 31, 1996 .......................................        6,193,414
March 31, 1997 ..........................................        5,916,250
June 30, 1997 ...........................................        5,632,156
September 30, 1997 ......................................        5,340,960
December 31, 1997 .......................................        5,042,484
March 31, 1998 ..........................................        4,736,546
June 30, 1998 ...........................................        4,422,960
September 30, 1998 ......................................        4,101,533
December 31, 1998 .......................................        3,772,072


                            SALE AND LEASE AGREEMENT

                                                                 SCHEDULE I TO
                                                                 LEASE AGREEMENT

The Lessor's Cost for the Aircraft is $11,000,000.


                            SALE AND LEASE AGREEMENT

                    SALE AND LEASE AGREEMENT SUPPLEMENT NO. 1

      THIS SALE AND LEASE AGREEMENT SUPPLEMENT NO. 1 dated September 27, 1990 is between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement, dated as of September 1, 1990 (the "Trust Agreement"), between the Owner Participant named therein and such Bank ("Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee").

                                    RECITALS.

      A. Lessor and Lessee have heretofore entered into that certain Sale and Lease Agreement dated as of September 1, 1990, as supplemented and amended from time to time (herein called the "Lease Agreement" and the defined terms therein being herein used with the same meaning), which Lease Agreement provides in
Section 2 for the execution of a Lease Supplement substantially in the form hereof for the purpose of Lessee's selling to Lessor, and Lessor's leasing back to Lessee, the Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof; and

      B. The Lease Agreement relates to the airframe and engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation with the FAA on the date hereof as one document.

      In consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease Agreement, Lessor and Lessee hereby agree as follows:

      1. Lessee hereby delivers and sells to Lessor and Lessor hereby accepts and purchases from Lessee and in turn delivers and leases back to Lessee, and Lessee hereby accepts and leases back from Lessor, under the Lease Agreement, as herein supplemented, the following-described Boeing Model 737-2H4 Aircraft (the "Delivered Aircraft"), which Delivered Aircraft as of the date hereof consists of the following:

      Airframe: U.S. Registration Number N56SW; Manufacturer's Serial No. 21721; and

      Engines: Two Pratt & Whitney JT8D-9A Engines bearing Engine Manufacturer's Serial Numbers as follows: P674648B and P707371B.

Each of the Engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

      2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

      3. Lessee hereby confirms to Lessor that the Delivered Aircraft has been or will be duly marked in accordance with the terms of Section 7.1.2 of the Lease and that Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease Agreement, including its being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Permitted Liens.

      4. All the provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement, on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

      5. THIS LEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered as of the date and year first above written.


                                    Lessor:

                                    FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely as Owner Trustee under the Trust Agreement


                                    By: /s/ Dorian Light Shaw
                                        ---------------------------
                                    Title: ASSISTANT VICE PRESIDENT


                                    Lessee:

                                    SOUTHWEST AIRLINES CO.


                                    By: /s/ John D. Owen
                                        ---------------------------
                                            John D. Owen
                                            Treasurer


                            SALE AND LEASE AGREEMENT
                                        3